Exhibit 24
POWER OF ATTORNEY
The undersigned hereby constitutes and appoints each of David B. Stafford and Chase Ashley, signing singly, as the undersigned’s true and lawful attorney-in-fact to:
(1)prepare and execute for and on behalf of the undersigned, and submit to the U.S. Securities and Exchange Commission (the “SEC”), applications for EDGAR access codes, including the filing of a Form ID and amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any rule or regulation of the SEC;
(2)prepare and execute for and on behalf of the undersigned any and all reports the undersigned is required to file with the SEC under Section 16 of the Exchange Act or any rule or regulation thereunder, including in the undersigned’s capacity as an officer and/or director and/or 10% shareholder of McGraw Hill, Inc. (the “Company”), Forms 3, 4, and 5 in accordance with Section 16(a) of the Exchange Act;
(3)do and perform any and all acts for and on behalf of the undersigned that may be necessary or desirable to complete and execute any such Form 3, 4, or 5; complete and execute any amendment thereto; and timely file such form or amendment with the SEC and any stock exchange or similar authority; and
(4)take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact’s discretion.
The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact’s substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned’s responsibilities to comply with Section 16 of the Exchange Act.
This Power of Attorney shall remain in full force and effect until the earliest to occur of (a) the undersigned is no longer required to file Forms 3, 4, and 5 with respect to the undersigned’s holdings of and transactions in securities issued by the Company, (b) revocation by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact, or (c) as to any attorney-in-fact individually, upon such attorney-in-fact’s employment with the Company terminating.
[Signature to Follow]

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 18th day of July, 2025.

/s/ Robert Sallmann
Signature

Robert Sallmann
Printed Name
[Signature Page to Section 16 Power of Attorney]